EXECUTION VERSION

Exhibit 10.3
GUARANTY
This GUARANTY (this “Guaranty”) is executed and delivered as of the 20th day of September, 2019 by Caesars Resort Collection, LLC, a Delaware limited liability company (“Guarantor”) for the benefit of IC 3700 Flamingo Road Venture LLC, a Delaware limited liability company (“Buyer Obligee”), and, following its formation in accordance with the terms of the Purchase Agreement (as defined below), IC 3700 Flamingo Road LLC, a Delaware limited liability company (“Property Owner Obligee” and together with Buyer Obligee, individually and collectively, “Obligee”).
RECITALS
A.    Rio Properties, LLC (“Primary Obligor”), in its capacity as seller and Buyer Obligee, in its capacity as buyer, have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of the date hereof (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Purchase Agreement”).
B.    Primary Obligor, in its capacity as tenant, and Property Owner Obligee, in its capacity as landlord intend to enter into that certain Lease Agreement to be dated as of the Closing Date (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Lease”, and, together with the Purchase Agreement “Guaranteed Documents”).
C.    Guarantor is an affiliate of Primary Obligor, will derive substantial benefits from the Guaranteed Documents and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Guaranteed Documents and that Obligee would not have been willing to enter into the Guaranteed Documents unless Guarantor was willing to execute and deliver this Guaranty.
D.    All capitalized terms used and not otherwise defined herein shall have the same meanings given to such term in the Purchase Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of Obligee entering into the Guaranteed Documents with Primary Obligor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.    Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, (a) the payment when due of all Rent (as defined in the Lease) and all other sums payable by Primary Obligor under the Lease, (b) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Primary Obligor under the Lease, (c) the return of the Deposit to Buyer where Buyer is entitled to receive the Deposit pursuant to the terms of the Purchase Agreement, (d) the payment of all sums and the performance of all obligations expressly surviving Closing under the Purchase Agreement, including, without limitation, if applicable, the refund of any transfer tax in connection with the transfer of the Property pursuant to Section 4.2 of the Purchase Agreement and (e) the payment of all sums and the performance of all obligations of Property Owner Obligee up to and until the Closing Date (collectively, the “Obligations”). In the event of the failure of Primary Obligor to perform any of the Obligations, Guarantor shall forthwith perform or cause to be performed such Obligation in accordance with the provisions of the Guaranteed Documents to be performed by Primary Obligor thereunder, and pay all reasonable out-of-pocket costs of collection or enforcement that may result from the non-performance thereof as provided in Section 15(f) hereof. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except (a) as provided in Section 13 hereof and (b) that, notwithstanding anything herein to the contrary, Guarantor shall not be liable for any consequential, speculative or punitive damages under this Guaranty. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.
2.    Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:
(a)    any amendment or, modification of any Guaranteed Documents, or extension of the Lease pursuant to its terms;
(b)    any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Guaranteed Documents or any other guarantor;
(c)    any exercise or non-exercise by Obligee of any right, power or remedy under or in respect of the Guaranteed Documents, or any waiver of any such right, power or remedy;
(d)    any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of Primary Obligor or any other guarantor;
(e)    any limitation of Primary Obligor’s liability under the Guaranteed Documents or any limitation of liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Guaranteed Documents or any term thereof;
(f)    any sale, lease, or transfer of any or all of the assets of Primary Obligor to any other Person other than to Obligee;
(g)    any extensions of time for performance under the Guaranteed Documents;
(h)    the release of Primary Obligor from performance or observation of any of the agreements, covenants, terms or conditions contained in the Guaranteed Documents by operation of law or otherwise;
(i)    the failure to give Guarantor any notice of acceptance, default or otherwise;
(j)    any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Guaranteed Documents;
(k)    any rights, powers or privileges Obligee may now or hereafter have against any other Person; or
(l)    any other circumstances, whether or not Guarantor had notice or knowledge thereof.
3.    Primary Liability. The liability of Guarantor with respect to the Guaranteed Documents shall be primary, direct and immediate, and Obligee may proceed against Guarantor: (a) prior to or in lieu of proceeding against Primary Obligor, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Obligee. All rights and remedies afforded to Obligee by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event of any default under the Guaranteed Documents, a separate action or actions may be brought and prosecuted against Guarantor whether or not Primary Obligor is joined therein or a separate action or actions are brought against Primary Obligor. Obligee may maintain successive actions for other defaults. Obligee’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.
4.    Obligations Not Affected. In such manner, upon such terms and at such times as Obligee in its sole discretion deems necessary or expedient, and without notice to Guarantor, Obligee may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Primary Obligor by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed. Any exercise or non‑exercise by Obligee of any right hereby given Obligee, dealing by Obligee with Guarantor or any other guarantor, Primary Obligor or any other Person, or change, impairment, release or suspension of any right or remedy of Obligee against any Person including Primary Obligor and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Obligee.
5.    Waiver. Guarantor hereby waives and relinquishes the following rights and remedies accorded by applicable law to sureties and/or guarantors and agrees not to assert or take advantage of any such rights or remedies:
(a)    any right to require Obligee to proceed against Primary Obligor or any other Person or to pursue any other remedy in Obligee’s power before proceeding against Guarantor or to require that Obligee cause a marshaling of Primary Obligor’s assets;
(b)    any defense that may arise by reason of the incapacity or lack of authority of any other Person or Persons;
(c)    notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Primary Obligor, Obligee, any creditor of Primary Obligor or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Obligee or in connection with any obligation hereby guaranteed;
(d)    any defense based upon an election of remedies by Obligee which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Primary Obligor for reimbursement, or both;
(e)    any duty on the part of Obligee to disclose to Guarantor any facts Obligee may now or hereafter know about Primary Obligor, regardless of whether Obligee has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Primary Obligor and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
(f)    any defense arising because of Obligee’s election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code;
(g)    any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and
(i) all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice if permitted by applicable law.
6.    Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Primary Obligor and each other Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that the Obligee will not have any duty to advise Guarantor of information regarding such circumstances or risks.
7.    No Subrogation. Until all Obligations of Primary Obligor under the Guaranteed Documents have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Obligee now has or may hereafter have against Primary Obligor.
8.    Agreement to Pay; Subordination. Without limitation of any other right of the Obligee at law or in equity, upon the failure of Primary Obligor to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Obligee in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to the Obligee as provided above, all rights of Guarantor against the Primary Obligor or any other guarantor arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 8. If for any reason whatsoever Primary Obligor now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Primary Obligor’s obligation to Obligee to pay as and when due in accordance with the terms of the Guaranteed Documents the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from the Primary Obligor on account of such obligations except during the continuance of an Event of Default (as defined in the Lease) or a default under the Purchase Agreement (such default or an Event of Default, collectively an “Event of Default”) relating to failure to pay amounts due under the Guaranteed Documents. During any time in which an Event of Default relating to failure to pay amounts due under the Guaranteed Documents has occurred and is continuing under the Guaranteed Documents (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Obligee’s rights and remedies under the Guaranteed Documents.
9.    Application of Payments. With respect to the Guaranteed Documents, Obligee shall apply any or all payments or recoveries following the occurrence and during the continuance of an Event of Default from Primary Obligor in such manner and order of priority as Guarantor may determine with respect to any of the Obligations.
10.    Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of an Event of Default, Obligee shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel payment.
11.    Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Obligee, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Obligee hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.
12.     Net Worth/Liquidity.
(a)    From the Effective Date until all of the Obligations have been paid in full or this Guaranty has terminated by its terms, (i) Guarantor shall maintain a minimum Net Worth of $1,000,000,000 and a minimum Liquidity of $100,000,000 (the “Guarantor Financial Covenant Requirement”) and (ii) Guarantor shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, if such transaction would cause a breach of the Guarantor Financial Covenant Requirement.
(b)    From and after the Effective Date until all of the Obligations have been satisfied in full or this Guaranty has terminated by its terms, Guarantor shall deliver to Obligee within thirty (30) days after the end of each of Guarantor’s fiscal quarters a certificate, signed by a duly authorized chief financial officer of Guarantor solely in such officer’s capacity as an officer of Guarantor and not in his or her personal capacity (with delivery of a scanned pdf copy of such certificate by email being sufficient for purposes of this Section 12(b)), (i) certifying that the Guarantor is in compliance with the Guarantor Financial Covenant Requirement as of the end of such fiscal quarter and (ii) attaching a copy of the unaudited financial statements of Guarantor as of the end of such fiscal quarter; provided, however, (A) to the extent audited financial statements of Guarantor have been prepared, such audited financial statements shall be attached thereto and (B) to the extent Obligee, for purposes of complying with its financing documents, requires additional financial reporting, Guarantor will use good faith efforts to accommodate Obligee’s requests for such additional financial reporting and Obligee shall reimburse Guarantor for any reasonable out-of-pocket costs incurred in connection therewith.
(c)    As used herein, (i) “Net Worth” means, as of a given date, (A) Guarantor’s total assets as of such date (exclusive of any interest in the Property or the Property Lease) determined based on GAAP less (B) Guarantor’s total liabilities (taking into consideration contingent liabilities) as of such date, determined under GAAP, (ii) “Liquidity” mean, as of any date of determination, the sum of (A) Qualifying Credit Availability as of such date, and (B) the aggregate amount of Unrestricted Cash as of such date, (iii) “Qualifying Credit Availability” shall mean, at any time, the aggregate principal amount of the undrawn commitments under the Qualifying Credit Agreement at such time; provided that (x) the applicable conditions to borrowing set forth in the Qualifying Credit Agreement with respect to such undrawn commitments shall be satisfied at such time and (y) there is at least twelve (12) months of term remaining at such time, (iv) “Qualifying Credit Agreement” means any revolving credit agreement that, in each case, is from a third party lender or lenders and no “default”, “event of default” or other event exists thereunder that would prohibit Guarantor’s ability to drawn on such undrawn commitments, and (v) “Unrestricted Cash” means any cash or cash equivalents that would not constitute restricted cash under GAAP.
13.     Termination. Any Guarantor shall have no further obligations with respect to any of the Obligations arising under any of the Guaranteed Documents following the one year anniversary of the termination or expiration of the term of the Lease or the Purchase Agreement (as applicable) (the “Termination Date”) and this Guaranty shall automatically terminate on the Termination Date, or, if earlier, upon the termination of the Primary Obligor’s obligations thereunder; provided, however, that if a claim is made by Obligee under this Guaranty prior to the Termination Date, such claim shall survive the Termination Date until such claim has been resolved.
14.     Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Guarantor:	Caesars Resort Collection, LLC c/o Caesars Entertainment Corporation One Caesars Palace Drive Las Vegas, NV 89109 Attention: Eric Hession Facsimile No.: (702) 407-6420
With a copy to: (that shall not constitute notice)
Caesars Resort Collection, LLC
c/o Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Facsimile No.: (702) 407-6418

corporatelaw@caesars.com

Brownstein Hyatt Farber Schreck, LLP
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106
Attention: Angela Otto
Facsimile No.: (702) 382-8135

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Jodi A. Simala
Facsimile No.: (312) 706-8436

To Obligee:
IC 3700 Flamingo Road LLC
c/o Imperial Companies
888 Seventh Avenue
27th Floor
New York, NY 10019
Attention: Tom Ellis
Facsimile No.: (212) 894-7907

IC 3700 Flamingo Road Venture LLC
c/o Imperial Companies
888 Seventh Avenue
27th Floor
New York, NY 10019
Attention: Tom Ellis
Facsimile No.: (212) 894-7907

And with copy to (which shall not constitute notice):
Imperial Companies
888 Seventh Avenue
27th Floor
New York, NY 10019
Attention: Tom Ellis
Facsimile No.: (212) 894-7907

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: Kevin J. O’Shea
Facsimile No.: (212) 822-5254

Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
Attention: Deborah Conrad
Facsimile No.: (213) 629-5063

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such notice was received at the number specified above or in a notice to the sender.
15.    Miscellaneous.
(a)    No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Obligee. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Obligee and Guarantor to which such amendment or modification is to be effective.
(b)    If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.
(c)    This Guaranty and all disputes between the parties hereto under or related to this Guaranty or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Nevada, applicable to contracts executed in and to be performed entirely within the State of Nevada, without regard to the conflicts of laws principles thereof.
(d)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Nevada state court, or federal court of the United States of America, in each case, sitting in Clark County, Nevada, and any appellate court from any thereof, in any proceeding arising out of or relating to this Guaranty or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such proceeding may be heard and determined in such Nevada state court or, to the extent permitted by law, in such federal court, in each case sitting in Clark County, Nevada, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such Clark County, Nevada State or federal court, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Clark County, Nevada state or Federal court, and (v) to the extent such party is not otherwise subject to service of process in the State of Nevada, agrees that delivery of a notice to it in accordance with Section 14 shall constitute acceptance of legal process and agrees that service made by such means shall have the same legal force and effect as if served upon such party personally within such state. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(e)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(e). THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS GUARANTY.
(f)    In the event that it is necessary for either party to this Guaranty to resort to an attorney in order to enforce the provisions of this Guaranty, the prevailing party shall be entitled to an award of reasonable out-of-pocket attorney’s fees and costs. The provisions of this Section 15(f) shall survive any termination of this Guaranty.
(g)    Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Guaranteed Documents; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Obligee, and as a whole, giving effect to all of the terms, conditions and provisions hereof.
(h)    Except as provided in any other written agreement now or at any time hereafter in force between Obligee and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Obligee with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Obligee or Guarantor unless expressed herein.
(i)    All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Obligee and to the benefit of Obligee’s successors and assigns, including any lender of Obligee that is the beneficiary of a collateral assignment of this Guaranty.
(j)    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.
(k)    This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

EXECUTED as of the date first set forth above.
GUARANTOR:
CAESARS RESORT COLLECTION, LLC,
a Delaware limited liability company

By:     /s/ Eric Hession
Name:     Eric Hession
Its:     Chief Financial Officer

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